                                                                     EXHIBIT 3.4

                                     BYLAWS

                                       OF

                           WIRELESS FACILITIES, INC.,
                             A Delaware Corporation

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
ARTICLE I.   OFFICES.........................................................    1
   Section 1.  -  Registered Office..........................................    1
   Section 2.  -  Principal Offices..........................................    1
   Section 3.  -  Other Offices..............................................    1

ARTICLE II.  MEETINGS OF STOCKHOLDERS........................................    1
   Section 1.  -  Place of Meetings..........................................    1
   Section 2.  -  Annual Meeting.............................................    1
   Section 3.  -  Special Meeting............................................    1
   Section 4.  -  Notice of Stockholders' Meetings...........................    2
   Section 5.  -  Quorum.....................................................    2
   Section 6.  -  Adjourned Meeting; Notice..................................    2
   Section 7.  -  Voting; Proxies............................................    3
   Section 8.  -  Record Date for Stockholder Notice, Voting and
                  Giving Consents............................................    3
   Section 9.  -  List of Stockholders Entitled to Vote......................    3
   Section 10. -  Telephonic Meetings........................................    3
   Section 11. -  Stockholder Action by Written Consent Without a Meeting....    4
   Section 12. -  Inspectors of Election.....................................    4

ARTICLE III. DIRECTORS.......................................................    4
   Section 1.  -  Powers.....................................................    4
   Section 2.  -  Number of Directors........................................    4
   Section 3.  -  Vacancies..................................................    5
   Section 4.  -  Regular and Special Meetings; Place of Meetings; Notice;
                  Meetings by Telephone......................................    5
   Section 5.  -  Quorum; Vote Required for Action...........................    6
   Section 6.  -  Action Without Meeting.....................................    6
   Section 7.  -  Adjournment; Notice........................................    6
   Section 8.  -  Fees and Compensation of Directors.........................    6
   Section 9.  -  Indemnification............................................    6

ARTICLE IV.  COMMITTEES......................................................    8
   Section 1.  -  Committees of Directors....................................    8
   Section 2.  -  Meetings and Action of Committees..........................    9


ARTICLE V.   OFFICERS........................................................    9
   Section 1.  -  Officers...................................................    9
   Section 2.  -  Election of Officers.......................................    9
   Section 3.  -  Subordinate Officers.......................................    9
   Section 4.  -  Removal and Resignation of Officers........................    9
   Section 5.  -  Vacancies in Offices.......................................    10
   Section 6.  -  Chairman of the Board......................................    10
   Section 7.  -  President..................................................    10
   Section 8.  -  CEO, Vice Presidents.......................................    10
   Section 9.  -  Secretary..................................................    10
   Section 10. -  Chief Financial Officer (Treasurer)........................    11
   Section 11. -  Excessive Compensation.....................................    11

ARTICLE VI.   RECORDS AND REPORTS............................................    11
   Section 1.  - Inspection of Books and Records.............................    11

ARTICLE VII. GENERAL CORPORATE MATTERS.......................................    12
   Section 1.  -  Record Date for Purposes Other Than Notice and Voting......    12
   Section 2.  -  Checks, Drafts, Evidences of Indebtedness..................    12
   Section 3.  -  Certificate for Shares.....................................    12
   Section 4.  -  Lost Certificates..........................................    13
   Section 5.  -  Construction and Definitions...............................    13
   Section 6.  -  Transfers of Stock.........................................    13
   Section 7.  -  Registered Stockholders....................................    13
   Section 8.  -  Dividends..................................................    13
   Section 9.  -  Fiscal Year................................................    14
   Section 10. -  Notices....................................................    14
   Section 11. -  Annual Statement...........................................    14
   Section 12. -  S Election.................................................    14

ARTICLE VIII. RIGHT OF FIRST REFUSAL.........................................    14
   Section 1.  -  Right of First Refusal.....................................    14

ARTICLE IX.  AMENDMENTS......................................................    17
   Section 1.  -  Amendment of Bylaws........................................    17

                                    BYLAWS

                                      OF

                           WIRELESS FACILITIES, INC.
                            A Delaware Corporation


                                   ARTICLE I.


                                    OFFICES

     Section 1.  -  Registered Office.  The registered office of the corporation
     --------------------------------
within the State of Delaware shall be in the City of Dover, County of Kent, State of Delaware.

     Section 2.  -  Principal Offices.  The Board of Directors shall fix the
     --------------------------------
location of the principal executive office of the corporation at any place within or outside the State of Delaware.

     Section 3.  -  Other Offices.  The Board of Directors may at any time
     ----------------------------
establish branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                  ARTICLE II.


                            MEETINGS OF STOCKHOLDERS

     Section 1.  -  Place of Meetings.  Meetings of stockholders shall be held
     --------------------------------
at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

     Section 2.  -  Annual Meeting.  The annual meeting of the stockholders
     -----------------------------
shall be held each year within six (6) months of the end of the corporation's fiscal year on a date and at a time designated by the Board of Directors. If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the stockholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

     Section 3.  -  Special Meeting.  Special meetings of the stockholders, for
     ------------------------------
any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called at any time by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or one or more stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. The written request shall state the purpose or purposes of the special meeting. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

     Section 4.  -  Notice of Stockholders' Meetings.  Whenever stockholders are
     -----------------------------------------------
required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, notice is given when deposited in the United States mail postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation and shall, in the absence of fraud, be prima facie evidence of facts stated herein.

     Section 5.  -  Quorum.  The presence in person or by proxy of the holders
     ---------------------
of a majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business.

     Section 6.  -  Adjourned Meeting; Notice.  Any stockholders' meeting,
     ----------------------------------------
annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting. When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless the adjournment is for more than 30 days from the date set for the original meeting, or if after adjournment a new record date is fixed for the adjourned meeting. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 4 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     Section 7.  -  Voting; Proxies.  The stockholders entitled to vote at any
     ------------------------------
meeting of stockholders shall be determined in accordance with the provisions of
Section 11 of this Article II, subject to the provisions of Section 217 of the Delaware General Corporation Law (relating to voting shares held by a fiduciary or in joint ownership). Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Unless otherwise required under these bylaws or the Delaware General Corporation Law, voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote which are present in person or by proxy at such meeting. At any stockholder meeting at which a quorum is present, the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Delaware General Corporation Law or by the Certificate of Incorporation. There shall be no cumulative voting.

     Section 8.  -  Record Date for Stockholder Notice, Voting and Giving
     --------------------------------------------------------------------
Consents.  For purposes of determining the stockholders entitled to notice of
--------
any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of any such meeting nor more than 10 days before any such action without a meeting.

     If the Board of Directors does not so fix a record date:

          (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (b) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action.

     Section 9.  -  List of Stockholders Entitled to Vote.  The officer who has
     ----------------------------------------------------
charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified in the notice of the meeting or if no notice is given, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 10.  -  Telephonic Meetings.  At any meeting held pursuant to these
     -----------------------------------
Bylaws, shareholders may participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at the meeting.

     Section 11.  -  Stockholder Action by Written Consent Without a Meeting.
     -----------------------------------------------------------------------
Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 12.  -  Inspectors of Election.  Before any meeting of
     --------------------------------------
stockholders, the corporation shall appoint one or more inspectors of election to act at the meeting if so required under Section 7 of this Article II and make a written report thereon. If no inspectors of election are able to act at a meeting of the stockholders, the Chairman of the meeting shall appoint one or more inspectors of election to act at the meeting. If inspectors are appointed at a meeting, the holders of a majority of shares or their proxies present at the meeting shall determine how many inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting shall appoint a person to fill that vacancy.

     These inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

          (b) Hear, determine and retain for a reasonable period a record of the disposition of all challenges and questions in any way arising in connection with the right to vote;

          (c) Count and tabulate all votes or consents;

          (d) Determine when the polls shall close;

          (e)  Determine the result.


                                  ARTICLE III.


                                   DIRECTORS

     Section 1.  -  Powers.  Subject to the provisions of the Delaware General
     ---------------------
Corporation law and any limitations in the Certificate of Incorporation and these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     Section 2.  -  Number of Directors.  The number of directors of the
     ----------------------------------
corporation shall not be less than three (3) nor more than seven (7). The exact number of directors shall be four (4) until changed, within the limits specified above, by a bylaw amending this Section 2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

     Section 3.  -  Vacancies.  Vacancies in the Board of Directors may be
     ------------------------
filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, disqualification or removal of any director, or otherwise. Any director may resign effective on giving written notice to the corporation. If no directors are in office, then an election of directors may be held in the manner provided in statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares of stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     Section 4.  -  Regular and Special Meetings; Place of Meetings; Notice;
     -----------------------------------------------------------------------
Meetings by Telephone.  Regular meetings of the Board of Directors may be held
---------------------
without call and at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board. Such meetings may be held without notice. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be called by the President, any Vice President, the Secretary or any member of the Board of Directors and shall be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if no notice is given, at the principal executive office of the corporation. Notice of a special meeting shall be given by the person or persons calling the meeting at least 24 hours before the special meeting. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting. The Board of Directors may keep the books of the corporation outside the State of Delaware.

     Section 5.  -  Quorum; Vote Required for Action.  A majority of the
     -----------------------------------------------
authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 7 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws.

     Section 6.  -  Action Without Meeting.  Any action required or permitted to
     -------------------------------------
be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

     Section 7.  -  Adjournment; Notice.  If a quorum shall not be present at
     ----------------------------------
any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of the time and place shall be given at least 24 hours before the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     Section 8.  -  Fees and Compensation of Directors.  Directors and members
     -------------------------------------------------
of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 9.  -  Indemnification.
     ------------------------------

          (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Section 9.

          (f) The indemnification provided by this Section 9 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (g) The Board of Directors may authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
Section 9.

          (h) For the purposes of this Section 9, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 9 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 9.


                                  ARTICLE IV.


                                   COMMITTEES

     Section 1.  -  Committees of Directors.  The Board of Directors may
     --------------------------------------
designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

          (a)  the amendment of these Bylaws;

          (b) a distribution to the stockholders of the corporation;

          (c) the amendment of the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

          (d) adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law;

          (e) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; or

          (f) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution.

     Section 2.  -  Meetings and Action of Committees.  Committees shall conduct
     ------------------------------------------------
their business and meetings in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.


                                   ARTICLE V.


                                    OFFICERS

     Section 1.  -  Officers.  The officers of the corporation shall be a
     -----------------------
President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

     Section 2.  -  Election of Officers.  The officers of the corporation,
     -----------------------------------
except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

     Section 3.  -  Subordinate Officers.  The Board of Directors may appoint,
     -----------------------------------
and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

     Section 4.  -  Removal and Resignation of Officers.  Subject to the rights,
     --------------------------------------------------
if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the corporation.

     Section 5.  -  Vacancies in Offices.  A vacancy in any office because of
     -----------------------------------
death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

     Section 6.  -  Chairman of the Board.  The Chairman of the Board, if such
     ------------------------------------
an officer be elected, shall, if present, preside at meetings of the stockholders and the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

     Section 7.  -  President.  Subject to such supervisory powers, if any, as
     ------------------------
may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. In the absence of the Chairman of the Board, or if there be none, the president shall preside at all meetings of the stockholders and the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

     Section 8.  -  CEO, Vice Presidents.  In the absence or disability of the
     -----------------------------------
President, the CEO and the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, the CEO, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The CEO, and the Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for each of them, respectively, by the Board of Directors or the Bylaws, and the President or the Chairman of the Board.

     Section 9.  -  Secretary.  The Secretary shall keep or cause to be kept, at
     ------------------------
the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

     Section 10.  -  Chief Financial Officer (Treasurer).  The Chief Financial
     ---------------------------------------------------
Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any directors.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have the powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

     Section 11.  -  Excessive Compensation.  If the Internal Revenue Service
     --------------------------------------
disallows as a business deduction to the corporation any part of the salary or other compensation paid by it to any officer, director or employee, as being excessive compensation, that part disallowed shall be repaid to the corporation by the officer, director or employee.


                                  ARTICLE VI.


                              RECORDS AND REPORTS

     Section 1.  -  Inspection of Books and Records.
     ----------------------------------------------

          (a) Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

          (b) If the corporation, or an officer or agent thereof, refuses to permit an inspection sought by a stockholder or attorney or other agent acting for the stockholder pursuant to (a) above or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Court of Chancery in the State of Delaware for an order to compel such inspection in accordance with Section 220(c) of the Delaware General Corporation Law.

          (c) Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director.

                                  ARTICLE VII.


                           GENERAL CORPORATE MATTERS

     Section 1.  -  Record Date for Purposes Other Than Notice and Voting.  For
     --------------------------------------------------------------------
purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall not be more than 60 days before any such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 2.  -  Checks, Drafts, Evidences of Indebtedness.  All checks,
     --------------------------------------------------------
drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time determined by resolution of the Board of Directors.

     Section 3.  -  Certificate for Shares.
     -------------------------------------

          (a) A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or the President or the CEO or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

          (b) If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 4.  -  Lost Certificates.  Except as provided in this Section 4, no
     --------------------------------
new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time.
The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

     Section 5.  -  Construction and Definitions.  Unless the context requires
     -------------------------------------------
otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term "person" includes both a corporation and a natural person.

     Section 6.  -  Transfers of Stock.  Upon the surrender to the corporation,
     ---------------------------------
or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue new certificates to the persons entitled thereto, cancel the old certificates and record the transaction upon its books.

     Section 7.  -  Registered Stockholders.  The corporation shall be entitled
     --------------------------------------
to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

     Section 8.  -  Dividends.
     ------------------------

          (a) Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, in any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

          (b) Before payment of any dividend the directors may set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish such reserve.

     Section 9.  -  Fiscal Year.  The fiscal year of the corporation shall be
     --------------------------
fixed by resolution of the Board of Directors.

     Section 10.  -  Notices.
     -----------------------

          (a) Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone or telegram.

          (b) Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 11.  -  Annual Statement.  The Board of Directors shall present at
     --------------------------------
each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     Section 12.  -  S Election.  If at any time the corporation elects to be
     --------------------------
treated for federal or state tax purposes as an S Corporation, unless such S election has been revoked by the affirmative action of the majority of the shares entitled to vote on such action, the corporation will not, nor be compelled to recognize, for so long as the Corporation's status as an S Corporation continues, any transfer to whom or to which in the opinion of counsel to the corporation could disqualify the corporation as an S Corporation.


                                 ARTICLE VIII.


                             RIGHT OF FIRST REFUSAL

     Section 1.  -  Right of First Refusal.  No stockholder shall sell, assign,
     -------------------------------------
pledge, or in any manner transfer any of the shares of stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

          (a) If the stockholder desires to sell or otherwise transfer any of his shares of stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

          (b) For thirty (30) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this
Section 1, the price shall be determined in accordance with the Delaware General Corporation Law. In the event the corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

          (c) The corporation may assign its rights hereunder.

          (d) In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder notice, the Secretary of the corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said transferring stockholder's notice; provided that if the terms of payment set forth in said transferring stockholder's notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder's notice.

          (e) In the event the corporation and/or its assignee(s) do not elect to acquire all of the shares specified in the transferring stockholder's notice, said transferring stockholder may, within the sixty-day period following the expiration of the option rights granted to the corporation and/or its assignee(s) herein, transfer the shares specified in said transferring stockholder's notice which were not acquired by the corporation and/or its assignee(s) as specified in said transferring stockholder's notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

          (f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw if counsel for the corporation determines that any S-corporation election of the corporation will not be disturbed:

               i) A stockholder's transfer of any or all shares held either during such stockholder's lifetime or on death by will or intestacy to such stockholder's immediate family or to any custodian or trustee for the account of such stockholder or such stockholder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer.

               ii) A stockholder's bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.

               iii) A stockholder's transfer of any or all of such stockholder's shares to the corporation or to any other stockholder of the corporation.

               iv) A stockholder's transfer of any or all of such stockholder's shares to a person who, at the time of such transfer, is an officer or director of the corporation.

               v) A corporate stockholder's transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

               vi) A corporate stockholder's transfer of any or all of its shares to any or all of its stockholders.

               vii) A transfer by a stockholder that is a limited or general partnership to any or all of its partners or former partners.

     In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

          (g) The provisions of this bylaw may be waived with respect to any transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

          (h) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

          (i) The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

               i)  On December 4, 2004; or

               ii) One hundred eighty days after the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

          (j) The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

     The shares represented by this Certificate are subject to a right of first refusal option in favor of the Corporation and/or its Assignee(s), as provided in the Bylaws of the Corporation.

                                  ARTICLE IX.


                                   AMENDMENTS

     Section 1.  -  Amendment of Bylaws.  New Bylaws may be adopted or these
     ----------------------------------
Bylaws may be amended or repealed by the vote or written consent of stockholders or the Board of Directors, when such power is conferred upon the Board by the Certificate of Incorporation, at any regular meeting of the stockholders or Board, or any special meeting of the stockholders or Board if notice of such alteration, amendment, repeal or adoption of new Bylaws was contained in the notice of such meeting.


                      CERTIFICATE OF ADOPTION OF BYLAWS OF
                           WIRELESS FACILITIES, INC.
                             A Delaware Corporation


I hereby certify as follows:

     I am the duly elected, qualified and acting Secretary of Wireless Facilities, Inc., a Delaware corporation; and

     The foregoing Bylaws were adopted as the Bylaws of said corporation effective as of July 7, 1997, by the Board of Directors of said corporation.

     I have executed this certificate effective as of July 7, 1997.


                              By:
                                 -------------------------------
                                 Massih Tayebi, Ph.D., Secretary